EXHIBIT 1
                                                                  ---------

                           JOINT FILING AGREEMENT
                           ----------------------

          We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of

us.


                                   KKR ASSOCIATES


                                   By:/s/ Paul E. Raether
                                      -----------------------
                                      Name: Paul E. Raether
                                      Title:  General Partner



                                   CRIMSON ASSOCIATES, L.P.
                                   By:  KKR Associates,
                                        General Partner


                                   By:/s/ Paul E. Raether
                                      -----------------------
                                      Name: Paul E. Raether
                                      Title:  General Partner



                                   KKR PARTNERS II, L.P.
                                   By:  KKR Associates,
                                        General Partner


                                   By:/s/ Paul E. Raether
                                      -----------------------
                                   Name: Paul E. Raether
                                   Title:  General Partner



                                   CRIMSON ACQUISITION CORP.


                                   By:/s/ Paul E. Raether
                                      -----------------------
                                      Name: Paul E. Raether
                                      Title: Chief Executive Officer





DATED:  August 22, 1995